Exhibit 3.6

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Articles of Amendment-Domestic Corporation (15 Pa.C.S.)

Entity Number 1054499	☒ Business Corporation (§ 1915)

☐ Nonprofit Corporation (§ 5915)

Name			Document will be returned to the name and address you enter to the left.
Douglas L. Rabuzzi, Corp Sec
Address			ï
411 Seventh Avenue, 8-7
City	State	Zip Code
Pittsburgh,	PA	15219

Fee $52	Filed in the Department of State on SEP 10 2003

/s/ Pedro A. Cortes

Secretary of the Commonwealth

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1.	The name of the cornoration is:
DQE, Inc.

2.	The (a) address of this corporation’s current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):
	(a) Number and Street	City	State	Zip	County
	411 Seventh Avenue	Pittsburgh	PA	15219	Allegheny

	(b) Name of Commercial Registered Office Provider				County
c/o

3.	The statute by or under which it was incorporated:
Article II of PA Business Corporation Law approved 05/05/1933

P.L. 364, as amended

4.	The date of its incorporation:
01/ 05/1989

5.	Check, and if appropriate complete, one of the following:

☐	The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☒	The amendment shall be effective on: 09 /30 /2003 at 12:0l a.m. Date Hour

6.	Check one of the following:

☐	The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☒	The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7.	Check, and if appropriate, complete one of the following:

☒	The amendment adopted by the corporation, set forth in full, is as follows

Article 1: Name. The name of the corporation is Duquesne Light Holdings, Inc. (herein called the “Corporation”).

☐	The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8.	Check if the amendment restates the Articles:

☐	The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 9th day of September, 2003.

DOE, Inc.

Name of Corporation

/s/ Douglas L. Rabuzzi

Signature

Corporate Secretary

Title